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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following companies will be direct or indirect wholly-owned subsidiaries of the Registrant immediately following the Reorganization which is the subject of this Registration Statement.

                        NAME OF SUBSIDIARY                        JURISDICTION OF ORGANIZATION
    -----------------------------------------------------------   ----------------------------
    Education Finance Center, Inc. ............................   Delaware
    Education Securities, Inc. ................................   Delaware
    HEMAR Insurance Corporation................................   South Dakota
    HICA Holding, Inc. ........................................   South Dakota
    HICA Surety Corporation....................................   South Dakota
    Kaludis Consulting Group, Inc. ............................   Delaware
    MPC Associates, Inc. ......................................   Delaware
    Sallie Mae Servicing Corporation...........................   Delaware
    Sallie Mae, Inc. ..........................................   Delaware
    SLM Funding Corporation....................................   Delaware
    Stored Value Corporation...................................   Delaware
    Student Loan Marketing Association.........................   United States of America
    ULS, Inc. .................................................   Delaware